UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2024

DUTCH BROS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street			97526
Grants Pass,	Oregon
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
In connection with Dutch Bros Inc.’s (the “Company”) initial public offering (the “IPO”), the Company entered into a Stockholders Agreement on September 17, 2021 (the “Stockholders Agreement”) with certain affiliates of TSG Consumer Partners, L.P. (the “Sponsor”) which provides that the Company’s board of directors (the “Board”) will nominate to the Board individuals designated by the Sponsor.
Prior to the Offering (as defined below), the Sponsor retained the right to designate one individual to the Board for so long as the holders of shares of the Company’s Class C common stock (the “Class C common stock”) are entitled to elect one member to Board (the “Class C Directors”) pursuant to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). The Certificate of Incorporation provides that the holders of Class C common stock, which was held entirely by the Sponsor and certain of its affiliates prior to the Offering, are entitled to elect one member of the Board, voting as a separate class, for so long as the total number of outstanding shares of Class C common stock and the Company’s Class D common stock (the “Class D common stock”) is at least 10% of the total number of shares of Class C common stock and Class D common stock outstanding immediately prior to the closing of the IPO.
Upon the closing of the Offering, the total number of outstanding shares of Class C common stock and Class D common stock is less than 10% of the total number of shares of Class C common stock and Class D common stock outstanding immediately prior to the closing of the IPO. As a result, the Stockholders Agreement terminated pursuant to its terms upon the closing of the Offering on June 12, 2024.
The foregoing is a summary of the Stockholders Agreement only and does not purport to be a complete description of all of the terms, provisions, and agreements contained in the Stockholders Agreement and is subject to and qualified in its entirety by reference to the complete text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40798) filed with the Securities and Exchange Commission on September 17, 2021.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon the closing of the Offering and the resulting reduction in the outstanding shares of Class C common stock and Class D common stock, on June [12], 2024, Sean Sullivan, who served as the remaining Class C Director, resigned from the Board in accordance with the Certificate of Incorporation and the Stockholders Agreement. Mr. Sullivan’s resignation was not a result of any disagreement with the Company. In accordance with the Certificate of Incorporation, there will be no Class C Director following Mr. Sullivan’s resignation.
Item 8.01    Other Events
Underwriting Agreement
On June 10, 2024, in connection with a registered underwritten public offering, the Company and Dutch Mafia, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with certain affiliates of the Sponsor (the “Selling Stockholders”) and BofA Securities, Inc. and Jefferies LLC as underwriters (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters an aggregate of 8,762,700 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Shares”), at an offering price to the public of $39.30 per share (the “Offering”). The Company did not offer any Shares in the Offering and will not receive any proceeds from the sale of the Shares.
The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-274368) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023, and which was deemed effective upon filing with the Commission, a free writing prospectus, dated June 10, 2024, and a prospectus supplement, dated June 10, 2024, to the prospectus, dated September 6, 2023.
The Underwriting Agreement contains the terms and conditions for the sale by the Underwriters of the Shares, customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Company’s directors and executive officers and the Selling Stockholders and certain of their affiliates have agreed, subject to certain exceptions, not to sell or transfer any shares of the Company’s Class A common stock for 30 days after June 10, 2024, without first obtaining the written consent of the Underwriters.
The foregoing description of the Underwriting Agreement does not purport to be a complete description of all of the terms, provisions, and agreements contained in the Underwriting Agreement and is subject to and qualified in its entirety by reference to the complete text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.
A copy of the opinion of Cooley LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares offered in the Offering is attached as Exhibit 5.1 hereto.
Reduction in Voting Power and Conversions
Pursuant to the Certificate of Incorporation, the shares of Class C common stock have no economic rights, but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of Class C common stock and Class D common stock collectively represent at least 5% of the aggregate number of outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders are entitled to vote generally and the shares of Class D common stock have the same economic rights as shares of Class A common stock, but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of Class C common stock and Class D common stock collectively represent at least 5% of the aggregate number of outstanding shares of common stock, and thereafter, one vote per share upon the conversion of Class D common stock into shares of Class A common stock) on all matters on which stockholders are entitled to vote generally.
After giving effect to the Offering, the aggregate number of outstanding shares of Class C common stock and Class D common stock collectively represents less than 5% of the aggregate number of outstanding shares of all classes of the Company’s common stock and therefore, pursuant to the Certificate of Incorporation, the number of votes per share of the remaining outstanding shares of Class C common stock will be reduced to one vote per share on a date to be fixed by the Board that is no less than 90 days and no more than 180 days following the date that the number of shares of Class C Common Stock and Class D Common Stock outstanding is less than 5% of the total number of shares of Common Stock then-outstanding and the remaining outstanding shares of Class D common stock converted into an equal number of shares of Class A common stock as of the closing of the Offering. As a result, after such reduction in voting power of the shares of Class C common stock and conversion of such shares of Class D common stock into Class A common stock, the Sponsor is expected to beneficially own approximately 1.1% of the combined voting power of the outstanding shares of all classes of the Company’s common stock.

Item 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, among the Company, DG Coinvestor Blocker Aggregator L.P., Dutch Holdings LLC, TSG7 A AIV VI Holdings, TSG7 A AIV VI L.P, BofA Securities, Inc. and Jefferies LLC, dated June 10, 2024.

5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page with Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	June 12, 2024	By:	/s/ Joshua Guenser
Joshua Guenser
Chief Financial Officer